July 13, 2009

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:  Change in Certifying Accountant

Ladies and Gentlemen:

We have read item 4.01 of Senior Optician Service, Inc.’s  Form 8-K dated May 14, 2009 and we agree with the statements therein concerning Gruber & Company, LLC.

/s/ Gruber & Company, LLC

Gruber & Company, LLC